SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2017

VAPIR ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-185083	27-1517938
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3511 Ryder Street, Santa Clara, California 95051

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (800) 841-1022

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Forward-Looking Statements

THE STATEMENTS CONTAINED IN THIS CURRENT REPORT THAT ARE NOT HISTORICAL FACTS ARE “FORWARD-LOOKING STATEMENTS (AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995), THAT CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS “BELIEVES, “EXPECTS, “MAY,” “WILL,” “SHOULD,” OR “ANTICIPATES,” OR THE NEGATIVE OF THESE WORDS OR OTHER VARIATIONS OF THESE WORDS OR COMPARABLE WORDS, OR BY DISCUSSIONS OF STRATEGY THAT INVOLVE RISKS AND UNCERTAINTIES. MANAGEMENT WISHES TO CAUTION THE READER THAT THESE FORWARD-LOOKING STATEMENTS INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING THE AGREEMENT WITH ONASI, PLANNED EFFORTS TO IMPLEMENT THE COMPANY’S BUSINESS PLAN AND ANY OTHER EFFORTS THAT THE COMPANY INTENDS TO TAKE IN AN ATTEMPT TO GROW THE COMPANY, ENHANCE SALES, ATTRACT & RETAIN QUALIFIED PERSONNEL, AND OTHERWISE EXPAND THE COMPANY’S BUSINESS ARE NOT HISTORICAL FACTS AND ARE ONLY PREDICTIONS. NO ASSURANCES CAN BE GIVEN THAT SUCH PREDICTIONS WILL PROVE CORRECT OR THAT THE ANTICIPATED FUTURE RESULTS WILL BE ACHIEVED. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY EITHER BECAUSE ONE OR MORE PREDICTIONS PROVE TO BE ERRONEOUS OR BECAUSE OF THE CONTINUING RISKS FACING THE COMPANY. SUCH RISKS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: THE PROSPECTS AND FINANCIAL CONDITION of PRO MOLD, INC., OUR ABILITY TO IMPLEMENT OUR PLANNED BUSINESS STRATEGY, THE RISK ASSOCIATED WITH AN EARLY STAGE COMPANY, AND THE UNCERTAINTIES AND RISKS OF A SMALL COMPANY WITH LIMITED MANAGERIAL, FINANCIAL, AND MARKETING RESOURCES. ANY ONE OR MORE OF THESE AND OTHER RISKS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FUTURE RESULTS INDICATED, EXPRESSED, OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS.

As used herein, the terms, “we,” “us,” “our,” and the “Company” refers to Vapir Enterprises, Inc., a Nevada corporation and its subsidiaries, unless otherwise stated.

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITYIVE AGREEMENT

On March 27, 2017, the Company entered into two transactions. One transaction was with Brio Master Capital Fund, Ltd. (the “Brio Fund”) and the other was with Alpha Capital Anstalt (the “Alpha Capital”). Each of the two transactions are described below.

Brio Master Capital Fund, Ltd.

With respect to the Brio Fund, we entered into the first amendment (the “First Brio Amendment”) to that certain 6% Convertible Debenture dated April 3, 2015 in the original stated principal amount of $150,000.00) (the “Brio Debenture”) as previously issued to the Brio Fund.

Under the terms of the First Brio Amendment, the Company and the Brio Fund agreed to amend the Brio Debenture so that, as amended:

●	From and at all times after January 1, 2016, the Conversion Price (as defined in the Brio Debenture) shall be equal to Ten Cents ($0.10) subject to adjustment as otherwise provided in the Brio Debenture.

●	The Maturity Date of the Brio Debenture was extended to 5:00 P.M., July 26, 2018 at which time all accrued and unpaid principal and interest is due and payable.

●	The Brio Fund agreed to waive all claims, rights, and interests to receive any and all Late Fees (as defined in the Brio Debenture and waive and release all other claims against the Company arising out of or related to the Company’s non-payment of all prior interest amounts, principal amounts, Late Fees, and all other fees, charges or claims arising out of the terms of the Brio Debenture or as provided by applicable law.

●	The Brio Fund acknowledged and agreed that no Event of Default (as defined in the Brio Debenture) had occurred from the date of issuance of the Brio Debenture to the date of the First Brio Amendment.

●	The Brio Fund further acknowledged and agreed that the Company was not in violation of any covenants set forth in the Bio Debenture.

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Alpha Capita Anstalt

With respect to Alpha Capital, we entered into the first amendment (the “First Alpha Amendment”) to that certain 6% Convertible Debenture dated April 3, 2015 in the original stated principal amount of $350,000.00 (the “Alpha Debenture”) as previously issued to Alpha Capital.

Under the terms of the First Alpha Amendment, the Company and Alpha Capital agreed to amend the Alpha Debenture so that, as amended:

●	From and at all times after January 1, 2016, the Conversion Price (as defined in the Alpha Debenture) shall be equal to Ten Cents ($0.10) subject to adjustment as otherwise provided in the Alpha Debenture.

●	The Maturity Date of the Alpha Debenture was extended to 5:00 P.M., July 26, 2018 at which time all accrued and unpaid principal and interest is due and payable.

●	The Alpha Fund agreed to waive all claims, rights, and interests to receive any and all Late Fees (as defined in the Alpha Debenture and waive and release all other claims against the Company arising out of or related to the Company’s non-payment of all prior interest amounts, principal amounts, Late Fees, and all other fees, charges or claims arising out of the terms of the Alpha Debenture or as provided by applicable law.

●	Alpha Capital acknowledged and agreed that no Event of Default (as defined in the Alpha Debenture) had occurred from the date of issuance of the Alpha Debenture to the date of the First Alpha Amendment.

●	Alpha Capital further acknowledged and agreed that the Company was not in violation of any covenants set forth in the Alpha Debenture.

We believe that as a result of the First Brio Amendment and the First Alpha Amendment we believe that we may have a better opportunity to raise additional capital and otherwise meet our financial needs on terms that may be more reasonable.

However, there can be no assurance that we will be successful in raising any additional capital or, if we are successful, that we will be able to do so in sufficient amounts and on terms that are reasonable in light of our current circumstances and market conditions.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPIR ENTERPRISES, INC.

Date: March 29, 2017	By:	/s/ Hamid Emarlou
Hamid Emarlou, President

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